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                                                                    EXHIBIT 4.2

                        [FORM OF SUPPLEMENTAL INDENTURE]

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of September __, 2002, among Gray Television, Inc. (f/k/a Gray Communications Systems, Inc.), a Georgia corporation (the "Company"), the Subsidiary Guarantors (as listed on the signature pages hereof) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a national association under the laws of the United States, as trustee under the indenture referred to below (the "Trustee"). All capitalized terms used in this Supplemental Indenture that are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein.

                             W I T N E S S E T H :

WHEREAS, the Company and the subsidiaries of the Company existing as such on December 15, 2001 have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of December 15, 2001, providing for the issuance of an aggregate principal amount of up to $280,000,000 of 9 1/4% Senior Subordinated Notes due 2011 (the "Notes");

WHEREAS, Section 2.16 of the Indenture provides that the Company may, from time to time, without the consent of the Holders, create and issue, pursuant to the Indenture, Additional Notes;

WHEREAS, the Company intends to issue Additional Notes that will be registered under the Securities Act;

WHEREAS, Sections 2.16 and 9.01(a) of the Indenture permit the making by the Company, the Subsidiary Guarantors and the Trustee of certain amendments and supplements to the Indenture and the Notes of the kind contemplated hereunder without the consent of any Holder; and

WHEREAS, the Company and each of the Subsidiary Guarantors have duly authorized the execution and delivery of this Supplemental Indenture and all things necessary to make this Supplemental Indenture when executed by each of them a valid and binding agreement of the Company and the Subsidiary Guarantors have been done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

     1.  Amendment to Section 1.01. Pursuant to the terms and provisions of
Section 9.01(a) of the Indenture, Section 1.01 of the Indenture is hereby amended to replace the definitions of "Company" and "Trustee" with the following respective definitions:


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     "Company" means Gray Television, Inc. (f/k/a Gray Communications Systems,
Inc.), a Georgia corporation, unless and until a successor replaces it in accordance with Article V and thereafter means such successor.

     "Trustee" means Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

In addition, all references in the Indenture, and the Exhibits thereto, to Gray Communications Systems, Inc. and Bankers Trust Company hereafter shall be deemed to be references to Gray Television, Inc. and Deutsche Bank Trust Company Americas, respectively.

     2. Amendment to Section 2.16. Pursuant to the terms and provisions of Sections 2.16 and 9.01(a) of the Indenture, Section 2.16 of the Indenture is hereby amended and restated in its entirety to read as follows:

         "Section 2.16 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture (including, without limitation, the covenant under Section 4.07), without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of other Notes, except that Additional Notes:

               (i)         may have a different issue date from other Notes;

               (ii) may have a different amount of interest payable on the first interest payment date after issuance than is payable on other Notes;

               (iii) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any outstanding Notes (other than such Additional Notes) (which such adjustments, for the avoidance of doubt, include, without limitation, the removal of any legend not required by the Securities Act (or other applicable securities laws), and related conforming changes, as a result of the issuance of such Additional Notes in an offering registered with the Commission); and

               (iv)        may be entitled to liquidated damages as provided in
Section 2.15 not applicable to other outstanding Notes and may not be entitled to such liquidated damages applicable to other outstanding Notes."

     3.   Amendment to Section 12.02. Pursuant to the terms and provisions of
Section 9.01(a) of the Indenture, Section 12.02 of the Indenture is hereby amended to provide a new address for the Trustee as follows:

          Deutsche Bank Trust Company Americas


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          c/o DB Services New Jersey, Inc.
          100 Plaza One
          Mail Stop JCY03-0603
          Jersey City, New Jersey 07311
          Attention: Corporate Trust and Agency Services
          Facsimile:

     4.   Amendment to Appendix A. Pursuant to the terms and provisions of
Section 9.01(a) of the Indenture, Section 2.3(e) of Appendix A to the Indenture is hereby amended and restated in its entirety to read as follows:

"(e) Legend.

          (i)     Except as permitted by the following paragraphs (ii), (iii),
     (iv) or (vii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

          THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE


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          ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE
          IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Note evidencing a Global Note offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

          "EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

Each Definitive Note shall bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder hereto to exchange such Transfer Restricted


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     Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted
     Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

          (iii) After a transfer of any Initial Notes, Additional Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, Additional Notes or Private Exchange Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes, Additional Notes or Private Exchange Notes shall cease to apply and the requirements that any such Initial Notes, Additional Notes or Private Exchange Notes be issued in global form shall continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes (or Additional Notes) pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, all requirements pertaining to such Initial Notes (or Additional Notes) that such Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes (or such Additional Notes) in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Notes (or Additional Notes) pursuant to which Holders of such Notes are offered Private Exchange Notes in exchange for their Notes, all requirements pertaining to such Initial Notes (or such Additional Notes) that such Notes be issued in global form shall continue to apply, and Private Exchange Notes in global form with the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes (or such Additional Notes) in such Private Exchange.

          (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note (or Additional Note) acquired pursuant to Regulation S, all requirements that such Initial Note (or such Additional
     Note) bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note (or such Additional Note) be issued in global form shall continue to apply.

          (vii) Upon the issuance of Additional Notes in an offering registered with the Commission, all requirements pertaining to such Additional Notes that such Additional Notes be issued with the Restricted Notes Legend shall not apply, and, furthermore, such Additional Notes so registered and issued may be issued in global form in the form of Exhibit A hereto."

     5. Amendment to Exhibit A. Pursuant to the terms and provisions of Sections 2.16 and 9.01(a) of the Indenture, Exhibit A to the Indenture is hereby amended and restated in its entirety to read as set forth in Exhibit 1 attached hereto.


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     6.  Ratification of Indenture; Supplemental Indentures Part of Indenture.
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

     7. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. Trustee's Assumption; Trustee Makes No Representation. The Trustee assumes no duties, responsibilities or liabilities under this Supplemental Indenture other than as set forth in the Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                      GRAY TELEVISION, INC.



                                      By ________________________________
                                         Name:
                                         Title:


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                                     THE SUBSIDIARY GUARANTORS:




                                     THE ALBANY HERALD PUBLISHING COMPANY, INC.
                                     POST-CITIZEN MEDIA, INC.
                                     GRAY COMMUNICATIONS OF INDIANA, INC.
                                     WEAU-TV, INC.
                                     WVLT-TV, INC.
                                     WRDW-TV, INC.
                                     WITN-TV, INC
                                     GRAY KENTUCKY TELEVISION, INC.
                                     GRAY COMMUNICATIONS OF TEXAS, INC.
                                     GRAY COMMUNICATIONS OF TEXAS - SHERMAN,
                                       INC.
                                     GRAY TRANSPORTATION COMPANY, INC.
                                     GRAY REAL ESTATE AND DEVELOPMENT CO.
                                     GRAY FLORIDA HOLDINGS, INC.
                                     KOLN/KGIN, INC.
                                     WEAU LICENSEE CORP.
                                     KOLN/KGIN LICENSE, INC.
                                     WJHG LICENSEE CORP.
                                     WCTV LICENSEE CORP.
                                     WVLT LICENSEE CORP.
                                     WRDW LICENSEE CORP.
                                     WITN LICENSEE CORP.
                                     WKYT LICENSEE CORP.
                                     WYMT LICENSEE CORP.
                                     KWTX-KBTX LICENSEE CORP.
                                     KXII LICENSEE CORP.
                                     GRAY TELEVISION MANAGEMENT, INC.
                                     GRAY MIDAMERICA HOLDINGS, INC.
                                     GRAY PUBLISHING, INC.
                                     GRAY DIGITAL, INC.
                                     KWTX-KBTX LP CORP.
                                     KXII LP CORP.
                                     PORTA-PHONE PAGING LICENSEE CORP.
                                     KXII L.P.
                                     KWTX - KBTX L.P.
                                     LYNQX COMMUNICATIONS, INC.

                                     For each of the above:



                                     By:_______________________________________
                                        Name:
                                        Title:


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                                     DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS, as Trustee



                                     By________________________________________
                                       Name:
                                       Title: